Exhibit 10.1

PRIVILEGED AND CONFIDENTIAL

Franklin BSP Capital Corporation

$300,000,000 Aggregate Principal Amount 6.000% Notes due 2030

PURCHASE AGREEMENT

September 25, 2025

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

As Representatives of the Initial Purchasers named in
Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Franklin BSP Capital Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of 6.000% Notes due 2030 (the “Securities”). It is understood that, subject to the conditions hereinafter stated, the Securities will be sold by the Company to the several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”) in connection with the offer and sale of such Securities. J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC shall act as the representatives of the Initial Purchasers (the “Representatives”).

The Securities will be issued pursuant to an indenture dated March 29, 2021 (the “Base Indenture”), as assumed by the Company pursuant to the Second Supplemental Indenture, dated January 24, 2024 between the Company, as successor in interest to Franklin BSP Lending Corporation (f/k/a Business Development Corporation of America) and the Trustee (the “Second Supplemental Indenture”), and as supplemented by the Fourth Supplemental Indenture, to be dated as of Closing Date (the “Fourth Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank National Association (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated May 6, 2024, between the Company and DTC.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated September 25, 2025 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Term Sheet (substantially in the form attached hereto as Exhibit C) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.

A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 was filed with the Securities and Exchange Commission (the “Commission”) on Form N-54A (File No. 814-01360) (the “Notification of Election”) on September 23, 2020, pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange, LLC (the “NYSE”) is open for trading.

The Company has entered into an amended and restated investment advisory agreement, dated as of January 24, 2024 (the “Investment Advisory Agreement”) with Franklin BSP Capital Adviser L.L.C., a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”), and an administration agreement, dated as of September 23, 2020 (the “Administration Agreement”), with Benefit Street Partners L.L.C., a Delaware limited liability company (the “Administrator”).

At or prior to 4:15 p.m., New York City time, on September 25, 2025 (the “Applicable Time”), the Company had prepared the Preliminary Offering Memorandum, dated September 25, 2025, which together with the information set forth in Exhibit B hereto, comprises the “Pricing Disclosure Package” and the Marketing Materials (as defined herein).

Any reference herein to the terms “Preliminary Offering Memorandum,” “Pricing Disclosure Package” and “Offering Memorandum” shall be deemed to refer to and include all documents incorporated by reference therein.

The Company, the Adviser, the Administrator and the Initial Purchasers agree as follows:

Section 1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Initial Purchasers and the each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) to be paid by the several Initial Purchasers set forth in Schedule A, the aggregate principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof. The Company is advised by you that the Initial Purchasers intend initially to offer the Securities upon the terms set forth in the Offering Memorandum.

Section 2. Payment and Delivery. Payment of the Purchase Price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the Securities to you through the facilities of DTC for the respective accounts of the Initial Purchasers. Such payment and delivery shall be made at 10:00 a.m., New York City time, on October 2, 2025 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter called the “Closing Date.” Electronic transfer of the Securities shall be made to you on the Closing Date in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 at 10:00 a.m., New York City time, on the Closing Date.

Section 3. Representations and Warranties of the Initial Purchasers. The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Pricing Disclosure Package and the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to the Company as of the date hereof, as of the Applicable Time, and as of the Closing Date, and agrees with the Company that:

(a) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) under the Act with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Securities;

(b) neither it, nor any person acting on its behalf, has solicited offers for, or offered or sold, and neither it, nor any person acting on its behalf, will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act, other than by means of a Permitted General Solicitation (as defined below); and

(c) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their distribution of securities in connection with the offering of the Securities except to: (i) persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A or (ii) persons upon the terms and conditions set forth in Annex I.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Initial Purchasers, and the Adviser represents and warrants to and agrees with each of the Initial Purchasers that:

(a) The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 11 hereof;

(b) The Pricing Disclosure Package and any Marketing Materials (as defined below), as of the Applicable Time, did not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the Applicable Time, the Marketing Materials do not conflict with the information contained in the Preliminary Offering Memorandum or the Pricing Disclosure Package; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser or furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Pricing Disclosure Package or such Marketing Materials, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 11 hereof.

(c) The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Additional Written Offering Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Pricing Disclosure Package, (iii) the Marketing Materials, (iv) the Offering Memorandum and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Additional Written Offering Communication, if any, when taken together with the Pricing Disclosure Package, at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Additional Written Offering Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Additional Written Offering Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 11 hereof.

(d) (i) as of the Applicable Time, the Company has as adjusted authorized and outstanding shares of capital stock as set forth in the section of the Preliminary Offering Memorandum and the Offering Memorandum entitled “Capitalization”; (ii) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive right or right of first refusal; and (iii) as of June 30, 2025, the Company’s total consolidated indebtedness was as set forth in the Preliminary Offering Memorandum and the Offering Memorandum;

(e) The documents incorporated by reference in each of the Preliminary Offering Memorandum and the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) the Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, to execute and deliver this Agreement, the Registration Rights Agreement (as defined below), the Indenture, the Securities and the DTC Agreement;

(g) The Registration Rights Agreement to be dated as of the Closing Date (the “Registration Rights Agreement”), which will be in the form attached hereto as Exhibit E, has been duly authorized, and as of the Closing Date, will have been duly executed and delivered by the Company, and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum;

(h) The 6.000% Notes due 2030 (the “Exchange Securities”) to be offered in exchange for the Securities pursuant to the Registration Rights Agreement will be duly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the exchange offer provided for in the Registration Rights Agreement (the “Exchange Offer”), will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions (as defined below), and will be entitled to the benefits provided by the Indenture;

(i) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries listed on Schedule B hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(j) the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties;

(k) the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(l) the Base Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(m) the Fourth Supplemental Indenture has been duly authorized, and on the Closing Date, will be executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(n) the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(o) the Securities have been duly authorized for sale to the Initial Purchasers pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respect to the statements relating thereto contained in the Pricing Disclosure Package, the Offering Memorandum, and the Registration Rights Agreement;

(p) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company, the Adviser and the Administrator makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the Enforceability Exceptions;

(q) neither the Company nor any Subsidiary is (i) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture (including the Third Supplemental Indenture), and the Securities and the consummation of the transactions contemplated hereby will not (i) violate the charter, by-laws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a material adverse effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Rights Agreement, or the Pricing Disclosure Package and the Offering Memorandum;

(r) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture and the Securities, except for the filing of a registration statement by the Company with the Commission pursuant to the Act and the filing of a Form T-1 by the Company with the Commission to qualify the Indenture under the Trust Indenture Act of 1939, as amended, pursuant to the Registration Rights Agreement (as defined therein), and such as have been made or obtained, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Pricing Disclosure Package and the Offering Memorandum;

(s) except as set forth in the Pricing Disclosure Package and the Offering Memorandum, (i) no person has the right to act as an initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person that would grant such person the right to require the Company to describe or include as exhibits such agreement in the Pricing Disclosure Package or the Offering Memorandum if the offering of the Securities was pursuant to a registration under the Act;

(t) each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such Consent or make such filing would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(u) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements, leases or documents that would be required to be described in the Pricing Disclosure Package or the Offering Memorandum or that would be required to be filed as exhibits to the Pricing Disclosure Package or the Offering Memorandum if the Securities were offered pursuant to a registration under the Act, have been so described in the Pricing Disclosure Package or the Offering Memorandum;

(v) there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective trustees or directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(w) Ernst & Young LLP, whose reports on (i) the audited consolidated financial statements of the Company and (ii) the audited consolidated financial statements of FBLC Senior Loan Fund LLC (“Senior Loan Fund”) are filed with the Commission and incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm as required by the Act with respect to each company;

(x) [reserved];

(y) the consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Pricing Disclosure Package and Offering Memorandum, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries, as the case may be, as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); there are no financial statements that are required to be included in the Pricing Disclosure Package and Offering Memorandum that are not included as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Pricing Disclosure Package and Offering Memorandum; and all disclosures contained in the Pricing Disclosure Package and Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(z) the consolidated financial statements of Senior Loan Fund and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and Offering Memorandum, together with the related notes, present fairly in all material respects the financial position and results of operations of Senior Loan Fund and its subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission);

(aa) [reserved];

(bb) [reserved];

(cc) subsequent to the date of the most recent financial statements contained in the Pricing Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(dd) each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(ee) each of the Company and of the Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Pricing Disclosure Package and the Offering Memorandum as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(ff) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company expects such insurance will be fully in force on the Closing Date;

(gg) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(hh) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(ii) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this Section 4(ii);

(jj) the statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Pricing Disclosure Package and the Offering Memorandum from such sources to the extent required;

(kk) to the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority and any of the Company’s officers or directors, except as set forth in the Pricing Disclosure Package and the Offering Memorandum;

(ll) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder;

(mm) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(nn) except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Initial Purchasers;

(oo) the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies;

(pp) the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 10(a)(ii) hereof with Section 17(i) of the Investment Company Act;

(qq) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(rr) (i) each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) the Company has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(ss) the operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of the Subsidiaries conducts business, and the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened;

(tt) neither the Company, nor, to the Company’s knowledge, any director, officer, employee or any affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws; and

(uu) neither the Company, nor, to the Company’s knowledge, any director, officer employee, affiliate or agent of the Company (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, and the occupied Donetsk, Luhansk and Crimea regions of Ukraine, that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Territories” and each, a “Sanctioned Territory”) or (iii) will directly or indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Initial Purchasers) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Territory, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an initial purchaser, advisor, investor or otherwise).

Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, nor does the Company or any of its Subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Territories.

(vv) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ww) On the Closing Date, the Securities will not be of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act, or quoted in an automated inter-dealer quotation system; and each of the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

(xx) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act, other than any such solicitation listed on Exhibit D (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Exhibit D, a “Permitted General Solicitation Material”). The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the Pricing Disclosure Package, the Offering Memorandum and the Marketing Materials.

(yy) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 hereof and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company as to matters covered thereby to each Initial Purchaser.

Section 5. Representations and Warranties of the Adviser and the Administrator. Each of the Adviser and the Administrator, as applicable, represents and warrants to, and agrees with, the Initial Purchasers that:

(a) the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware and the Administrator has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, each with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to execute and deliver this Agreement; each of the Adviser and the Administrator had full power and authority to execute and deliver the Investment Advisory Agreement and the Administration Agreement, as applicable; and each of the Adviser and Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect” or “Administrator Material Adverse Effect”, respectively);

(b) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Disclosure Package and the Offering Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c) there are no actions, suits, claims, proceedings, or to the Adviser’s or Administrator’s knowledge, investigations pending or, to the knowledge of the Adviser or the Administrator, threatened to which the Adviser or the Administrator or, to the knowledge of the Adviser or the Administrator, any of their respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser or the Administrator, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively, or (B) prevent the consummation of the transactions contemplated hereby;

(d) neither the Adviser nor the Administrator is (i) in violation of its respective limited liability company operating agreement, or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not (i) violate the limited liability company operating agreement of the Adviser or the limited liability company operating agreement of the Administrator, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser or the Administrator, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(e) the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the Adviser’s limited liability company operating agreement or the Administrator’s limited liability company operating agreement, (ii) other organizational documents of the Adviser or the Administrator, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or the Administrator is a party or (iv) any law, regulation, rule or any decree, judgment or order applicable to the Adviser or the Administrator, except, with respect to clauses (iii) and (iv), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(f) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, as applicable, provided, however, that the Adviser and the Administrator make no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(g) the descriptions of the Adviser and the Administrator contained in the Pricing Disclosure Package and the Offering Memorandum are true, accurate and complete in all material respects;

(h) each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Disclosure Package and the Offering Memorandum and under this Agreement and with respect to the Investment Advisory Agreement and the Administration Agreement, as applicable;

(i) subsequent to the date of the most recent financial statements contained in the Pricing Disclosure Package and the Offering Memorandum, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser or Administrator, respectively;

(j) each of the Adviser and the Administrator has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively; the Adviser and the Administrator are not in violation of, or in default under, nor have the Adviser or the Administrator received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser or the Administrator, except where such revocation or modification would not, individually or in the aggregate, have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(k) neither the Adviser nor the Administrator, nor, to the knowledge of the Adviser or the Administrator, any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(l) the Adviser and the Administrator are not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Adviser or the Administrator, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator, except where such termination or violation would not have an Adviser Material Adverse Effect or Administrator Material Adverse Effect, respectively;

(m) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(n) the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o) neither the Adviser nor the Administrator, nor, to the knowledge of the Adviser or the Administrator, any director, officer, employee or affiliate of the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Adviser and the Administrator, and to the knowledge of the Adviser and the Administrator, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws; and

(p) neither the Adviser nor the Administrator, nor, to the Adviser’s or the Administrator’s knowledge, any director, officer employee, affiliate or agent of the Adviser or the Administrator (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any Sanctions, (ii) is located, organized or resident in a Sanctioned Territory or (iii) will directly or indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Initial Purchasers) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Territory, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an initial purchaser, advisor, investor or otherwise).

Except as has been disclosed to the Initial Purchasers, neither the Adviser nor the Administrator, nor any of the Adviser or the Administrator’s subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, nor does the Adviser or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Territories.

Section 6. Certain Covenants of the Company, the Adviser and the Administrator. Each of the Company, the Adviser and the Administrator, as applicable, agrees with each of the Initial Purchasers:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its reasonable best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the Act; and provided further that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Securities); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Initial Purchasers as soon as reasonably practicable after the Preliminary Offering Memorandum becomes available and thereafter from time to time furnish to the Initial Purchasers, as many copies of the Pricing Disclosure Package and the Offering Memorandum (or of the Offering Memorandum as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Offering Memorandum) as the Initial Purchasers may reasonably request;

(c) that if, at the time of this Agreement is executed and delivered, it is necessary for the Offering Memorandum to be amended or supplemented before the Securities may be sold, the Company will use its reasonable best efforts to prepare and furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary and to advise you promptly and, if requested by you, to confirm such advice in writing;

(d) to advise you promptly, and, if requested, confirm such advice in writing, of (i) any governmental or regulatory authority or any order preventing or suspending the use of the Pricing Disclosure Package, any Marketing Materials or the Offering Memorandum, or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event or development at any time prior to the completion of the offering of the Securities, as a result of which the Pricing Disclosure Package, any Marketing Materials or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing when the Pricing Disclosure Package, the Marketing Materials or the Offering Memorandum is delivered to a purchaser, not misleading; (iii) of the receipt of any oral or written comments from the Commission, whether or not related to the offering of the Securities; and (iv) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order, preventing or suspending the use of the Pricing Disclosure Package, any Marketing Materials of the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof;

(e) to furnish to the Representatives a copy of any materials prepared by the Company, the Administrator or the Adviser for use in connection with marketing and the offering and sale of the Securities, including any road show as defined in Rule 433(h) under the Act (such materials along with any additional accompanying presentations by the Company as identified on Exhibit D hereto, the “Marketing Materials”), and not to use or refer to any other materials to which the Representatives reasonably object;

(f) that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated under the Act; provided that the Company will be deemed to have complied with such requirement by filing such an earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system);

(g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum;

(h) the Company will use its reasonable best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the Company’s board of directors and a vote of the Company’s stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(i) to pay all costs, expenses and fees incident to the performance of its obligations hereunder, including (i) the preparation of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) the issue, sale and delivery of the Securities, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any stamp, transfer or other similar taxes payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Initial Purchasers) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchasers and to dealers, (iv) any fees charged by rating agencies for rating the Securities, (v) attending or hosting meetings with prospective purchasers of the Securities, including all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection therewith; (vi) the fees and expenses of the Trustee and any transfer agent, registrar or depositary with respect to the Securities, (vii) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (viii) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 6(i). It is understood, however, that except as provided in this Section, Section 9 and Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable in respect of the resale of any of the Securities and any advertising expenses connected with any offers they may make. It is further understood that, in the event this Agreement is terminated, the Initial Purchasers will be reimbursed, subject to Section 9, only for actual accountable out-of-pocket expenses which they have incurred in connection with the transactions contemplated by this Agreement;

(j) that, through the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to sales to the Initial Purchasers pursuant to this Agreement;

(k) to cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC;

(l) that while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act;

(m) neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act;

(n) none of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act, other than by means of Permitted General Solicitation; and

(o) during the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its subsidiaries to, resell any of the Securities that constitute “restricted securities” under Rule 144 under the Act that have been reacquired by any of them, except for Securities purchased by the Company or any of its subsidiaries and resold in a transaction registered under the Act.

Section 7. Conditions of Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof and on the Closing Date and the performance by the Company, the Adviser and the Administrator of each of its obligations hereunder and to the following additional conditions precedent:

(a) You shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, outside counsel for the Company, the Adviser and the Administrator addressed to the Initial Purchasers, and dated the Closing Date, in a form to the reasonable satisfaction of the Representatives. You shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., Delaware counsel for the Adviser and the Administrator addressed to the Initial Purchasers, and dated the Closing Date, in a form to the reasonable satisfaction of the Representatives. The opinion of Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. described in this Section 7(a) shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. In-house counsel to the Company and the Adviser, shall have furnished to the Representatives, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the Closing Date, and addressed to the Representatives (with reproduced copies for the Initial Purchasers) in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to (i) the consolidated financial statements and certain financial information pertaining to the Company contained in, or incorporated by reference in, the Preliminary Offering Memorandum and the Offering Memorandum and (ii) the consolidated financial statements and certain financial information pertaining to Senior Loan Fund contained in, or incorporated by reference in, the Preliminary Offering Memorandum and the Offering Memorandum;

(c) You shall have received on the Closing Date, the opinion of Ropes & Gray LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect the sale of the Securities and other related matters as the Initial Purchasers may reasonably request.

(d) Between the Applicable Time and the Closing Date, the Offering Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e) Between the Applicable Time and the Closing Date, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiaries or the Adviser, taken as a whole shall occur or become known.

(f) (i) The Company will, on the Closing Date, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer or Chief Accounting Officer in substantially the form attached as Exhibit A-1 hereto and (ii) the Adviser will, on the Closing Date, deliver to you a certificate of its authorized signatories, identified by name in Schedule C, in substantially the form attached as Exhibit A-2 hereto.

(g) The Company will, on the date hereof and on the Closing Date, deliver to you a certificate of its Chief Financial Officer representing to certain financial and other matters in substantially the form attached as Exhibit A-3 hereto.

(h) The Company and the Trustee shall have executed and delivered the Fourth Supplemental Indenture and the Securities.

(i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(j) Between the Applicable Time and the Closing Date, there shall not have been any decrease in the rating of any debt of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(k) The Company shall have furnished to you such other documents and certificates as you may reasonably request and as are customary for a transaction of this type.

Section 8. Termination. The obligations of the several Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Representatives, if (x) since the Applicable Time or the earlier respective dates as of which information is given in the Pricing Disclosure Package or the Offering Memorandum, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company or the Adviser, taken as a whole, which would, in the Representatives’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ Stock Market LLC; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the Initial Purchasers’ judgment makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

If the sale to the Initial Purchasers of the Securities, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(h) and 10 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

Section 9. Increase in Initial Purchasers’ Commitments. Subject to Sections 7 and 8 hereof, if any Initial Purchaser shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Securities which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Securities, the non-defaulting Initial Purchaser shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Securities agreed to be purchased by all such defaulting Initial Purchasers, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Initial Purchasers in such amount or amounts as you may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Initial Purchasers in Schedule A.

Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Securities hereunder unless all of the Securities are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Pricing Disclosure Package, the Offering Memorandum and other documents may be effected.

The term Initial Purchaser as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 9 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

If the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total aggregate principal amount of Securities which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser (except as provided in Section 9) and without any liability on the part of any non-defaulting Initial Purchaser to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 10. Indemnity and Contribution.

(a)

(i) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its partners, directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Initial Purchaser within the meaning of Rule 405 promulgated under the Act that is involved in the offering of the Securities, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable and documented cost of any investigation incurred in connection therewith) which, jointly or severally, any such Initial Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, Offering Memorandum (or in the Offering Memorandum as amended by amendment thereof or supplement thereto related to this offering by the Company), or any Marketing Materials (as amended or supplemented by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in the Pricing Disclosure Package, the Offering Memorandum, or any Marketing Materials or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through you to the Company expressly for use in the Pricing Disclosure Package, the Offering Memorandum or any Marketing Materials, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 11 hereof, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Pricing Disclosure Package, the Offering Memorandum or any Marketing Materials or necessary to make such information not misleading.

(ii) The Adviser agrees to indemnify, defend and hold harmless each Initial Purchaser and each other person specified in subsection (a)(1) of this Section 10 from and against any loss, damage, expense, liability or claim (including the reasonable and documented cost of any investigation incurred in connection therewith) any such Initial Purchaser or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Offering Memorandum (or in the Offering Memorandum as supplemented by any amendment thereto related to this offering by the Company), or the Offering Memorandum (as amended or supplemented by the Company) regarding the Adviser or arising out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Pricing Disclosure Package, the Offering Memorandum or any Marketing Materials or necessary to make the statements made therein regarding the Adviser not misleading.

(iii) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Initial Purchaser or any such person in respect of which indemnity may be sought against the Company or the Adviser, as appropriate, pursuant to the foregoing paragraph, such Initial Purchaser or such person shall promptly notify the Company or the Adviser, as appropriate, in writing of the institution of such Proceeding and the Company or the Adviser, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Adviser, as appropriate, shall not relieve the Company or the Adviser, as appropriate, from any liability which the Company or the Adviser, as appropriate, may have to any Initial Purchaser or any such person or otherwise. Such Initial Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Adviser, as appropriate, in connection with the defense of such Proceeding or the Company or the Adviser, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Adviser, as appropriate, (in which case the Company or the Adviser, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Adviser, as appropriate, and paid as incurred (it being understood, however, that the Company or the Adviser, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Each of the Company or the Adviser, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Adviser, as appropriate, the Company or the Adviser, as appropriate, agrees to indemnify and hold harmless any Initial Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of its counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify, defend and hold harmless the Company, the Adviser and the Administrator, their trustees and directors, partners and officers, and any person who controls the Company, the Adviser and the Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser through you to the Company expressly for use in the Pricing Disclosure Package or the Offering Memorandum (or in the Offering Memorandum as supplemented by any amendment thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described in Section 11 hereof.

If any Proceeding is brought against the Company, the Adviser, or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company, the Adviser, or such person shall promptly notify such Initial Purchaser in writing of the institution of such Proceeding and such Initial Purchaser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Initial Purchaser shall not relieve such Initial Purchaser from any liability which such Initial Purchaser may have to the Company, the Adviser, or any such person or otherwise. The Company, the Adviser, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser, or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such Proceeding or such Initial Purchaser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Initial Purchaser may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred (it being understood, however, that such Initial Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Initial Purchaser shall not be liable for any settlement of any such Proceeding effected without the written consent of such Initial Purchaser but if settled with the written consent of such Initial Purchaser, such Initial Purchaser agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of its counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total related discounts and commissions received by the Initial Purchasers, bear to the aggregate offering price of the Securities. The relative fault of the Company, the Adviser and the Administrator on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company, the Adviser and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total related discounts and commissions received by the Initial Purchaser exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations and not joint.

(e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any affiliate of any Initial Purchaser within the meaning of Rule 405 promulgated under the Act that is involved in the offering of the Securities, or any successors or assigns of all of the foregoing persons, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Adviser and each Initial Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Adviser, against any of the Company’s officers or directors, the Adviser and its partners or officers in connection with the issuance and sale of the Securities, or in connection with the Pricing Disclosure Package or the Offering Memorandum.

Section 11. Information Furnished by the Initial Purchasers. The Company acknowledges that (i) the statements regarding delivery of the Securities set forth in the last paragraph of the cover page of the Offering Memorandum, (ii) the names of the Initial Purchasers set forth on the front and back cover pages of the Offering Memorandum, (iii) the statements in the last sentence of the third paragraph and the fourth paragraph under the heading “Plan of Distribution” relating to selling and concessions in the Offering Memorandum, (iv) the statements in the eighth, ninth and tenth paragraphs under the heading “Plan of Distribution” related to stabilization and syndicate covering transactions and (v) the statements in the second sentence of the seventh paragraph under the heading “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum constitute the only information furnished by or on behalf of the several Initial Purchasers for inclusion in the Pricing Disclosure Package and the Offering Memorandum.

Section 12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, telephone: 212-834-4533, facsimile: 212-834-6081; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attn: High Grade Transaction Management/Legal, facsimile: (212) 901-7881; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attn: Debt Capital Markets, email: NikkoGCNotices@smbcnikko-si.com; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attn: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com; and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; and, if to the Company, the Administrator or the Adviser shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Franklin BSP Capital Corporation, One Madison Avenue, Suite 1600, New York, NY 10010, attention of Chief Financial Officer, n.baryski@benefitstreetpartners.com; and a copy, which shall not constitute notice, to Simpson, Thacher & Bartlett LLP, 900 G Street, N.W., Washington, DC 20001, attention of Steven Grigoriou, Esq.

Section 13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, Administrator and the Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, Administrator and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Administrator and the Adviser waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company, Administrator and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Administrator and the Adviser, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company, the Administrator and the Adviser, as appropriate, is or may be subject, by suit upon such judgment.

Section 15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, trustees, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

Section 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document) which together shall constitute one and the same agreement among the parties. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures.

Section 17. Successors and Assigns. This Agreement shall be binding upon the Initial Purchasers, the Company, the Administrator, the Adviser and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Administrator’s, the Adviser’s and any of the Initial Purchasers’ respective businesses and/or assets.

Section 18. Acknowledgement. Each of the Company, the Administrator and the Adviser acknowledges and agrees that (i) the sale through the Initial Purchasers of any Securities pursuant to this Agreement, including the determination of the price of the Securities and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company, the Administrator and the Adviser, on the one hand, and the Initial Purchasers, on the other hand, (ii) in connection with the offering of the Securities and the process leading to such transactions each Initial Purchaser will act solely as an agent and not as a fiduciary of the Company, the Administrator the Adviser, or any of their respective stockholders, members, creditors or employees, or any other party, (iii) no Initial Purchaser will assume an advisory or fiduciary responsibility in favor of the Company, the Administrator or the Adviser with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company, the Administrator or the Adviser on other matters) and no Initial Purchaser will have any obligation to the Company, the Administrator or the Adviser with respect to the offering of Securities except the obligations expressly set forth herein, (iv) each Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Administrator and the Adviser and (v) no Initial Purchaser has provided and will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company, the Administrator and the Adviser has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 19. Recognition of the U.S. Special Resolution Regime.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);v

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company, the Administrator and the Adviser and the Initial Purchasers, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Administrator and the Adviser and the Initial Purchasers.

Very truly yours,

FRANKLIN BSP CAPITAL CORPORATION

By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer

FRANKLIN BSP CAPITAL ADVISER L.L.C.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

BENEFIT STREET PARTNERS L.L.C.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted and agreed to as of the date first above written:

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By:	BOFA SECURITIES, INC.

By:	/s/ Zara Kwan
	Name:	Zara Kwan
	Title:	Managing Director

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Lazar
	Name:	Michael Lazar
	Title:	Managing Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

The purchase price for the Securities to be paid by the Initial Purchasers shall be 97.844% of the aggregate principal amount thereof, plus accrued interest from October 2, 2025.

Initial Purchaser	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$58,500,000
BofA Securities, Inc.	$30,000,000
SMBC Nikko Securities America, Inc.	$52,500,000
Wells Fargo Securities, LLC	$52,500,000
HSBC Securities (USA) Inc.	$28,500,000
Morgan Stanley & Co. LLC	$25,500,000
Barclays Capital Inc.	$18,750,000
M&T Securities, Inc.	$18,750,000
MUFG Securities Americas Inc.	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
Total	$300,000,000

SCHEDULE B

Subsidiaries of Franklin BSP Capital Corporation

Name	Domicile
FBCC EEF Holdings LLC	Delaware
FBCC Jupiter Funding, LLC	Delaware
FBLC Funding I, LLC	Delaware
54th Street Equity Holdings, Inc.	Delaware
Kahala Aviation Holdings, LLC	Delaware
Kahala Aviation US, Inc.	Delaware

SCHEDULE C

Exhibit A-1

Exhibit A-2

Exhibit A-3

Exhibit B

1.	The Pricing Term Sheet, dated September 25, 2025, containing the terms of the Securities, substantially in the form of Exhibit C (the “Pricing Term Sheet”).

STRICTLY CONFIDENTIAL

Exhibit C

Franklin BSP Capital Corporation

$300,000,000 6.000% Notes due 2030

PRICING TERM SHEET

September 25, 2025

The following sets forth the final terms of the 6.000% Notes due 2030 (the “Notes”) and should only be read together with the preliminary offering memorandum dated September 25, 2025 (the “Preliminary Offering Memorandum”) related to the Notes, and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Franklin BSP Capital Corporation

Security:	6.000% Notes due 2030

Expected Ratings*:	Baa3 (stable) (Moody’s) / BBB- (stable) (Fitch)

Aggregate Principal Amount Offered:	$300,000,000

Trade Date:	September 25, 2025

Settlement Date**:	October 2, 2025 (T+5)

Maturity Date:	October 2, 2030

Interest Payment Dates:	April 2 and October 2, commencing April 2, 2026

Price to Public (Issue Price):	98.844% of the principal amount

Coupon (Interest Rate):	6.000%

Yield to Maturity:	6.273%

Spread to Benchmark Treasury:	+ 250 basis points

Benchmark Treasury:	3.625% due August 31, 2030

Benchmark Treasury Price and Yield:	99-10 ¾ / 3.773%

Optional Redemption:	Prior to the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of:

-	100% of the principal amount of the Notes to be redeemed, or

-

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed through the Par Call Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 40 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date

Commencing on the Par Call Date (the date falling one month prior to the maturity date of the Notes), we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	Rule 144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum.

CUSIP / ISIN:	144A: 35250VAC8 / US35250VAC81

Reg S: U3510AAC5 / USU3510AAC54

Joint Book-Running Managers:	J.P. Morgan Securities LLC
BofA Securities, Inc.
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC

Co-Managers:	Barclays Capital Inc. M&T Securities, Inc. MUFG Securities Americas Inc. U.S. Bancorp Investments, Inc.

Notes:

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes in the secondary market prior to the date that is one business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5 (on October 2, 2025) to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is one business day before the settlement date should consult their own advisors.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Unless they are registered, any Notes may be offered only in transactions exempt from or not subject to registration under the Securities Act, or any state securities laws. Accordingly, the Notes have been offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act or to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Franklin BSP Capital Corporation before investing. The Preliminary Offering Memorandum contains this and other information about Franklin BSP Capital Corporation and should be read carefully before investing.

The information in the Preliminary Offering Memorandum and in this pricing term sheet is not complete and may be changed. The Preliminary Offering Memorandum and this pricing term sheet are not offers to sell any securities of Franklin BSP Capital Corporation and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted. Franklin BSP Capital Corporation, any initial purchaser or any dealer participating in the offering will arrange to send you the Preliminary Offering Memorandum if you request it from J.P. Morgan Securities LLC collect at 1-212-834-4533, BofA Securities, Inc. toll-free at 1- 800-294 -1322, SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856 or Wells Fargo Securities, LLC at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit D

Marketing Materials

1. The marketing presentation of the Company, dated September 2025s

Permitted General Solicitation Material

None.

Exhibit E

REGISTRATION RIGHTS AGREEMENT

by and among

Franklin BSP Capital Corporation

and

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

Dated as of October 2, 2025

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 2, 2025, by and among Franklin BSP Capital Corporation, a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as the representatives (the “Representatives”) to the other several initial purchasers (collectively, the “Initial Purchasers”) of $300,000,000 aggregate principal amount of the Company’s 6.000% Notes due 2030 (the “Notes”) listed on Schedule A to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of September 25, 2025 (the “Purchase Agreement”), among the Company and the Representatives on behalf of the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Registrable Notes, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers as set forth in Section 7(i) of the Purchase Agreement. The parties hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in the last paragraph of Section 6 hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Commission: The U.S. Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing with the Commission of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer and its becoming or being declared effective under the Securities Act, (ii) the maintenance of the continuous effectiveness of such Registration Statement, and the keeping of the Exchange Offer open, for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

Controlling Person: As defined in Section 8(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Registrable Notes the opportunity to exchange all such outstanding Registrable Notes held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Registrable Notes tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Notes: The 6.000% Notes due 2030 of the same series under the Indenture as the Notes, to be issued to Holders in exchange for Registrable Notes pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Base Indenture, dated as of March 29, 2021, as supplemented by the Second Supplemental Indenture, dated as of January 24, 2024, and the Fourth Supplemental Indenture to be dated as of October 2, 2025, by and between the Company and the Trustee, pursuant to which the Notes are to be issued, as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

Initial Placement: The issuance and sale by the Company of the Notes to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Notes.

Issue Date: The date of this Agreement, October 2, 2025.

Notes: As defined in the preamble hereto.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registrable Notes: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is distributed by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date on which such Note does not bear a restricted CUSIP number and is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture and (e) the date on which such Note ceases to be outstanding.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Registrable Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Representative: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Shelf Filing Deadline: As defined in Section 4(a)(x) hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

Suspension Period: As defined in the final paragraph of Section 4(a) hereof.

Trustee: U.S. Bank Trust Company, National Association.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. Notes Subject to this Agreement.

(a) Registrable Notes. The securities entitled to the benefits of this Agreement are the Registrable Notes.

(b) Holders of Registrable Notes. A Person is deemed to be a holder of Registrable Notes (each, a “Holder”) whenever such Person owns Registrable Notes.

Section 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Company shall (i) use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day) and (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become or be declared effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Registrable Notes and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) hereof. The Company shall use its commercially reasonable efforts to cause all Exchange Notes to have the same CUSIP number.

(b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the commencement of the Exchange Offer. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Registrable Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Notes acquired directly from the Company) may exchange such Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing paragraph) period in order to facilitate such resales.

Section 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) for any reason the Exchange Offer is not Consummated within 365 days after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Registrable Notes (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company shall:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), as soon as practicable, but in no event later than the earliest to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 60th day after the date on which the Company receives notice from a Holder of Registrable Notes as contemplated by clause (iii) above and (3) the 365th day after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Registrable Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective by the Commission at the earliest possible time, but in no event later that the 120th day after the Shelf Filing Deadline (or if such 120th day is not a Business Day, the next succeeding Business Day).

The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Registrable Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are otherwise no longer Registrable Notes).

Notwithstanding the foregoing, the Company may suspend the offering and sale under the Shelf Registration Statement (the “Suspension Period”) for a period or periods if (i) the board of directors reasonably determines that the continued use of such Shelf Registration Statement would (A) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the board of directors of the Company (1) would be required to be made in such Shelf Registration Statement so that such Shelf Registration Statement would not be materially misleading and (2) would not be required to be made at such time but for the continued use of such Shelf Registration Statement or (B) would in the good faith and judgment of the board of directors of the Company be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) the Company notifies the underwriters, if any, and the Holders of Registrable Notes within five days after the board of directors makes the relevant determination set forth in clause (i); provided that the period or periods of suspension under clause (i) above shall not exceed, in the aggregate, 60 days in any twelve-month period during which the Shelf Registration Statement is required to be effective.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5. Additional Interest. If (i) unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Exchange Offer Registration Statement has not been Consummated on or prior to the 365th day after the Issue Date (or if such 365th day is not a Business Day, the next succeeding Business Day), (ii) in the event the Company is required to file a Shelf Registration Statement pursuant to Section 4(a) hereof, (A) the Shelf Registration Statement is not filed by the Shelf Filing Deadline or (B) the Shelf Registration Statement has not become or been declared effective by the Commission on or prior to the 120th day after the Shelf Filing Deadline (or if such 120th day is not a Business Day, the next succeeding Business Day) or (iii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being immediately succeeded by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default”) then, with respect to the first 90-day period immediately following the occurrence of such Registration Default, the interest rate on the Registrable Notes will be increased by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (“Additional Interest”). Any amounts of Additional Interest due pursuant to this Section 5 will be paid in cash on the relevant Interest Payment Date to Holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Registrable Notes, the interest rate borne by the relevant Registrable Notes will be reduced to the original interest rate borne by such Registrable Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Notes shall again be increased pursuant to the foregoing provisions.

All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Registrable Note at the time such security ceases to be a Registrable Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending at any given time and (ii) a Holder of Registrable Notes that has not provided the information required pursuant to Section 4(b) hereof within the time period set forth therein shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the relevant Shelf Registration Statement.

Section 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the applicable provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Registrable Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provision:

(i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Notes shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, (D) if it is a Broker-Dealer that holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer, and (E) if it is a Broker-Dealer, that it did not purchase the Notes to be exchanged in the Exchange Offer from the Company or any of its affiliates. In addition, all such Holders of Registrable Notes shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as is commercially reasonable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Notes in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements;

(ii) upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to become or be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(iii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rules 424 or 497 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 497 under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iv) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become or been declared effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Notes under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(v) furnish without charge to the Initial Purchasers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents that will be incorporated by reference in such Registration Statement or Prospectus), which documents will be subject to the review and comment of such requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Initial Purchasers of Registrable Notes covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of facsimile transmission within such period). The objection of the Initial Purchasers or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(vi) make the Company’s representatives reasonably available to the Initial Purchasers for customary due diligence matters;

(vii) make available at reasonable times for inspection by the Initial Purchasers, any Holder, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Initial Purchasers, Holder or any of the underwriter(s), in each case subject to confidentiality agreements in form and substance customarily entered into by the Initial Purchasers or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(viii) if requested by any selling Holders listed as selling securityholders in any Registration Statement or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Notes, information with respect to the principal amount of Registrable Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(ix) furnish to the Initial Purchasers, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, if requested, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference), unless, in each case, publicly available;

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

(xi) in connection with an underwritten offering pursuant to a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Notes. In furtherance of the foregoing, the Company shall:

(A) furnish to the Initial Purchasers, each selling Holder and each underwriter in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the effectiveness of the Shelf Registration Statement, signed by (y) the Chief Executive Officer, the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming customary matters;

(2) if requested by a majority of selling Holders, an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings;

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Registrable Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Notes under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) in the case of a Shelf Registration Statement, shall issue, upon the request of any Holder of Notes covered by the Shelf Registration Statement and only in connection with any valid sale of Notes by such Holder pursuant to such registration statement (and provided that such Holder delivers such certificates or opinions reasonably requested by the Company in connection with such sale), Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

(xiv) in the case of a Shelf Registration Statement, and subject to the forms of the Indenture, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates or book-entry receipts, as applicable, representing Registrable Notes to be sold and not bearing any restrictive legends; and enable such Registrable Notes or such book-entry receipts, as applicable, to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Registrable Notes made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Notes, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iv)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) not later than the effective date of the Registration Statement covering such Exchange Notes, provide that the CUSIP and ISIN numbers for all Exchange Notes shall be the same unrestricted CUSIP and ISIN numbers as borne by the Existing Notes and provide the Trustee under the Indenture with printed certificates for such Exchange Notes which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Exchange Notes are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or commercially reasonable efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; provided that, in each case, the Company will be deemed to have complied with such requirement by filing such an earnings statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system); and

(xx) cause the Indenture to continue to be qualified under the Trust Indenture Act as of, and not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Exchange Notes to effect such changes to the Indenture as may be required for such Indenture to remain so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Registrable Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iv)(D) hereof or any Suspension Period, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iv)(D) hereof or notice of any Suspension Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

Section 7. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes or is declared effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) application and filing fees in connection with listing the Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

Section 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, trustees, partners, employees, representatives and agents of any Holder or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable and documented fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such Controlling Person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve any of the Company of its obligations pursuant to this Agreement unless and to the extent the Company did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable and documented fees and expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys (in addition to one local counsel for all indemnified parties taken as a whole in each jurisdiction reasonably required and, in the event of an actual conflict, one additional counsel in each relevant jurisdiction for the affected indemnified parties similarly situated taken as a whole) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes a complete and unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Holder.

(b) Each Holder of Registrable Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its officers, directors, partners, employees, representatives and agents, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such Controlling Person in respect of which indemnity may be sought against a Holder of Registrable Notes, such Holder shall have the rights and duties given to the Company, and the Company and its directors and officers and such Controlling Person shall have the rights and duties given to each Holder by the preceding paragraph. This indemnity agreement shall be in addition to any liability which Holders may otherwise have.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds to the Company from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Registrable Notes agrees that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

Section 9. Rule 144A. The Company hereby agrees with each Holder, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

Section 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 11. Selection of Underwriters. If requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by the Shelf Registration Statement, the Holders of Registrable Notes covered by the Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

Section 12. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Registrable Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Registrable Notes and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Notes (excluding any Registrable Notes held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Notes being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of the Initial Purchasers with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii) if to the Company:

Franklin BSP Capital Corporation

One Madison Avenue,

Suite 1600

New York, NY 10010

Facsimile: (844)-643-0430
Attention: Secretary

With a copy to:

Simpson Thacher & Bartlett LLP
900 G Street, NW
Washington D.C. 20001
Attention: Steven Grigoriou

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Notes from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other method of electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FRANKLIN BSP CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BOFA SECURITIES, INC.

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC.

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX I

(1)	The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Initial Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)	Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Initial Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)	Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with J.P. Morgan Securities LLC, BofA Securities, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC’s express written consent and then only at its own risk and expense.